Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated March 1, 2022 with respect to the consolidated financial statements of DoorDash, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
March 1, 2022